INDEPENDENT AUDITORS' CONSENT

We  consent  to  the   incorporation  by  reference  in  The  AES  Corporation's
Registration Statement No. 33-44498 on Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 33-95046 on Form S-3, and Registration Statement No. 333-15487 on Form S-3 of our reports dated January 30, 1997, except for Note 13, as to which the date is February 18, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Washington, D.C.
March 28, 1997